Exhibit 99.1

    Jaco Electronics Reports Fiscal 2005 Fourth Quarter Results

    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Sept. 28, 2005--Jaco
Electronics, Inc. (Nasdaq: JACO):

Conference Call:    Tomorrow, September 29, at 4:30 p.m. (Eastern)
Dial-in numbers:    800/416-4615
Webcast/Replay URL: http://www.vcall.com/CEPage.asp?ID=95590

    Jaco Electronics, Inc. (Nasdaq:JACO), a distributor and integrator of electronic components and flat panel solutions, today reported results for its fiscal 2005 fourth quarter and year ended June 30, 2005.

             Summary of Fiscal 2005 Fourth Quarter Results
                ($ in thousands, except per-share data)

                                           Three Months Ended June 30,
----------------------------------------------------------------------
                                                  2005         2004
----------------------------------------------------------------------
Net sales                                        $59,083      $57,064
----------------------------------------------------------------------
Loss from continuing operations before income
 taxes (1)                                        (3,037)         (80)
----------------------------------------------------------------------
Earnings from discontinued operations, net of
 taxes (2)                                             -          322
----------------------------------------------------------------------
Loss on sale of subsidiary, net of taxes            (199)           -
----------------------------------------------------------------------
Net (loss) earnings (1)                           (1,984)         177
----------------------------------------------------------------------
Diluted loss per share from continuing
 operations (1)                                    (0.29)       (0.02)
----------------------------------------------------------------------
Diluted earnings per share from discontinued
 operations (2)                                        -         0.05
----------------------------------------------------------------------
Diluted loss per share on sale of subsidiary       (0.03)           -
----------------------------------------------------------------------
Diluted net (loss) earnings per share (1)          (0.32)        0.03
----------------------------------------------------------------------

               Summary of Fiscal 2005 Full-Year Results
                ($ in thousands, except per-share data)

                                                      Twelve Months
                                                      Ended June 30,
----------------------------------------------------------------------
                                                        2005     2004
----------------------------------------------------------------------

Net sales                                           $231,825 $249,100
----------------------------------------------------------------------
Loss from continuing operations before income taxes
 (1)                                                  (8,241)  (1,844)
----------------------------------------------------------------------
(Loss) earnings from discontinued operations, net of
 taxes (2)                                               (64)     735
----------------------------------------------------------------------
Gain on sale of subsidiary, net of taxes                 631        -
----------------------------------------------------------------------
Net loss (1)                                          (4,860)    (556)
----------------------------------------------------------------------
Diluted loss per share from continuing operations (1)  (0.87)   (0.22)
----------------------------------------------------------------------
Diluted (loss) earnings per share from discontinued
 operations (2)                                        (0.01)    0.13
----------------------------------------------------------------------
Diluted gain per share on sale of subsidiary            0.10        -
----------------------------------------------------------------------
Diluted net loss per share (1)                         (0.78)   (0.09)
----------------------------------------------------------------------

    (1) The fiscal 2005 fourth quarter and full-year results reflect a non-recurring, non-cash, pre-tax write down of approximately $2,200,000, or $0.22 per share after tax, of the Company's inventories to their current expected market value.

    (2) Jaco Electronics reported on September 21, 2004 the sale of its contract manufacturing subsidiary, Nexus Custom Electronics, Inc. As a result, the operations of Nexus Custom Electronics are classified as discontinued as of July 1, 2003 (the beginning of Jaco's 2004 fiscal year).

    Jaco's Chairman and Chief Executive Officer, Joel Girsky, stated, "I believe we have made progress in extending our U.S. market presence with a focused marketing model emphasizing Jaco's core strengths in providing value-added products and services for our customers, especially in the flat panel display
(FPD) and Far Eastern logistics business segments.
    "Jaco's flat panel display (FPD) distribution and integration business continues to achieve noteworthy success. The recent multi-million dollar, electronic voting machine contract from Sequoia highlights Jaco's expanding capabilities and growing reputation in the industrial FPD sector as a trusted provider of unique, state-of-the-art solutions to an expanding array of vertical markets. Another key area of strength continues to be Jaco's logistics programs in Asia, supporting multi-national contract manufacturers in the region with important services such as automated inventory management.
    "Consistent with the plan disclosed earlier this year, we remain diligent in our efforts to manage expenses. Fiscal 2005 fourth quarter SG&A expenses declined approximately 14 percent from last's year's fiscal fourth quarter and we recorded a full-year reduction in SG&A of over eight percent when compared to fiscal 2004. Importantly, streamlining operating costs did not impair Jaco's top-line during the quarter, as we recorded a 3.5 percent revenue gain compared to last year's fourth quarter period.
    "The Company incurred a non-recurring, non-cash, pre-tax $2.2 million inventory write-down during the fourth quarter, which had the effect of significantly reducing Jaco's reported gross margin for the period. Without the effect of the write-down, gross profit would have been approximately 12 percent of revenues, which is above fiscal Q3 levels.
    "Looking ahead to fiscal 2006, we believe our focused, strategic business model and a manageable level of overhead based on our expectations for the quarters ahead will result in improved operating results during the fiscal year."

    About Jaco Electronics

    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

    Jaco has two distribution centers and 16 strategically located sales offices throughout the United States, and one in Beijing, China. The Company has a new, in-house 20,000 square foot FPD integration center housing its FPD engineering and manufacturing staff and operations. The integration center enhances Jaco's ability to provide customers with unique value-added display solutions and a "one-stop" source for their FPD supply and integration requirements. The integration center efficiently accommodates small and large custom projects. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release provides historical information and includes forward-looking statements that are subject to numerous assumptions, risks and uncertainties, including, but not limited to, our dependence on a limited number of distributors for our products, that most of our distributor agreements are cancelable upon short notice, the impact of downturns in our industry and the general economy, the market for our products is very competitive, the impact of disruptions in air or sea transportation and possible future legislative or regulatory changes on our business, volatility in electronic components' pricing may reduce our profit margins, the level of costs or difficulties incurred in connection with integrating the operations of businesses we acquire, the financial strength of our customers and suppliers, and other risks disclosed from time to time in our Securities and Exchange Commission filings. The forward-looking statements in this press release involve assumptions, risks and uncertainties that could cause our actual results or performance, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. We believe that all forward-looking statements made by us have a reasonable basis, but we cannot assure you that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. As a result, our actual results may differ materially from the information set forth herein.

                JACO ELECTRONICS, INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
              ($ in thousands, except per share amounts)

                       Three months ended        Fiscal year ended
                           June 30,*                  June 30,*
                       ------------------        -----------------
                       2005        2004          2005          2004
                       ----        ----          ----          ----
Net sales          $  59,083    $  57,064     $  231,825   $  249,100
                   ---------    ---------     ----------   ----------
Gross profit           5,051        8,933         25,900       34,711
Selling, general &
 administrative
 expenses              7,492        8,673         32,112       35,016
                   ---------    ---------     ----------   ----------
Operating (loss)
 profit               (2,441)         260         (6,212)        (305)
Interest expense         596          340          2,029        1,539
                   ---------    ---------     ----------   ----------
Loss from continuing
 operations before
 income taxes         (3,037)         (80)        (8,241)      (1,844)
Income tax (benefit)
 provision            (1,252)          65         (2,814)        (553)
                   ---------    ---------     ----------   ----------
Loss from continuing
 operations           (1,785)        (145)        (5,427)      (1,291)
                   ---------    ---------     ----------   ----------
Earnings (loss) from
 discontinued operations,
 net of taxes              -          322            (64)         735
(Loss) gain on sale
 of subsidiary, net
 of taxes               (199)           -            631            -
                   ---------    ---------     ----------   ----------
Net (loss) earnings $ (1,984)      $  177       $ (4,860)      $ (556)
                   =========    =========     ==========   ==========

Basic (loss) earnings per common share:

Loss from continuing
 operations         $  (0.29)      $(0.02)       $ (0.87)     $ (0.22)
                    =========    =========    ===========   ==========
Earnings (loss)
 from discontinued
 ops.                    $ -       $ 0.05        $ (0.01)      $ 0.13
                    =========    =========    ===========   ==========
(Loss) gain on sale
 of subsidiary        $(0.03)      $    -        $  0.10         $  -
                    =========    =========    ===========   ==========
Net (loss) earnings   $(0.32)      $ 0.03        $ (0.78)     $ (0.09)
                    =========    =========    ===========   ==========

Diluted (loss) earnings per common share:

Loss from continuing
 operations        $   (0.29)      $(0.02)       $ (0.87)     $ (0.22)
                   ==========    =========    ===========   ==========
Earnings (loss) from
 discontinued ops.     $   -       $ 0.05        $ (0.01)     $  0.13
                   ==========    =========    ===========   ==========
(Loss) gain on sale
 of subsidiary        $(0.03)      $    -        $  0.10      $     -
                   ==========    =========    ===========   ==========
Net (loss) earnings   $(0.32)      $ 0.03        $ (0.78)     $ (0.09)
                   ==========    =========    ===========   ==========

Weighted average shares:

   Basic           6,267,832    6,185,008      6,249,622    5,974,844
                   =========    =========      =========    =========
   Diluted         6,267,832    6,185,008      6,249,622    5,974,844
                   =========    =========      =========    =========

   Summary Balance Sheet             Supplemental Financial Statistics
   As of June 30, 2005*

Receivables                          Per Share Price (9/28/05)  $4.00
 (net)                  $34,695,000
Inventories              37,057,000  Book Value Per Share       $6.71
                                     Tangible Book Value Per
                                      Share                     $2.44
Revolving Credit
 Facility               $33,205,000
A/C Payable and Accrued
 Expenses                27,426,000
Shareholders' Equity    $42,071,000

    * Jaco Electronics reported on September 21, 2004 the sale of its contract manufacturing subsidiary, Nexus Custom Electronics, Inc. As a result, the operations of Nexus Custom Electronics are classified as discontinued as of July 1, 2003 (the beginning of Jaco's 2004 fiscal year).

    CONTACT: Jaco Electronics
             Jeffrey D. Gash, 631/273-5500
             jgash@jacoelect.com
             or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni or Robert L. Rinderman, 212/835-8500 jaco@jcir.com